903D#7239 0608 ORG&FI $10.00

C&S-515 (10/88)

MICHIGAN DEPARTMENT OF COMMERCE — CORPORATION AND SECURITIES BUREAU

| (FOR BUREAU USE ONLY) | Date Received |
|---|---|
| FILED<br>JUN 07 1990<br>Administrator<br>MICHIGAN DEPARTMENT OF COMMERCE<br>Corporation & Securities Bureau | JUN 07 1990 |

# CERTIFICATE OF AMENDMENT TO THE ARTICLES OF INCORPORATION

**For use by Domestic Corporations**

**(Please read information and instructions on last page)**

*Pursuant to the provisions of Act 284, Public Acts of 1972 (profit corporations), or Act 162, Public Acts of 1982 (nonprofit corporations), the undersigned corporation executes the following Certificate:*

1. The present name of the corporation is: Encore International, Inc.
2. The corporation identification number (CID) assigned by the Bureau is: 404-762
3. The location of its registered office is:

615 Griswold (Street Address) Detroit (City) MI 48226 (ZIP Code)

4. Article I of the Articles of Incorporation is hereby amended to read as follows:

"The name of the corporation shall be AT&T Systems Leasing Corporation. The Corporation was formerly known as Encore International, Inc. and, prior to such name, was formerly known as SBM Number Four, Inc. The corporation's Articles of Incorporation were originally filed on August 13, 1987."

GOLD SEAL APPEARS ONLY ON ORIGINAL

5. COMPLETE SECTION (a) IF THE AMENDMENT WAS ADOPTED BY THE UNANIMOUS CONSENT OF THE INCORPORATOR(S) BEFORE THE FIRST MEETING OF THE BOARD OF DIRECTORS OR TRUSTEES; OTHERWISE, COMPLETE SECTION (b)

a. ☐ The foregoing amendment to the Articles of Incorporation was duly adopted on the ____ day of __________, 19_____, in accordance with the provisions of the Act by the unanimous consent of the incorporator(s) before the first meeting of the board of directors or trustees.

Signed this ____________ day of ______________________________, 19____.

| | |
|---|---|
| (Signature) | (Signature) |
| (Type or Print Name) | (Type or Print Name) |
| (Signature) | (Signature) |
| (Type or Print Name) | (Type or Print Name) |

b. ☒ The foregoing amendment to the Articles of Incorporation was duly adopted on the 5th day of, June, 19 90. The amendment: (check one of the following)

☒ was duly adopted in accordance with Section 611(2) of the Act by the vote of the shareholders if a profit corporation, or by the vote of the shareholders or members if a nonprofit corporation, or by the vote of the directors if a nonprofit corporation organized on a nonstock directorship basis. The necessary votes were cast in favor of the amendment.

☐ was duly adopted by the written consent of all the directors pursuant to Section 525 of the Act and the corporation is a nonprofit corporation organized on a nonstock directorship basis.

☐ was duly adopted by the written consent of the shareholders or members having not less than the minimum number of votes required by statute in accordance with Section 407 (1) and (2) of the Act if a nonprofit corporation, and Section 407 (1) of the Act if a profit corporation. Written notice to shareholders or members who have not consented in writing has been given. (Note: Written consent by less than all of the shareholders or members is permitted only if such provision appears in the Articles of Incorporation.)

☐ was duly adopted by the written consent of all the shareholders or members entitled to vote in accordance with Section 407 (3) of the Act if a non-profit corporation, and Section 407 (2) of the Act if a profit corporation.

Signed this 7th day of June, 19 90

By ______________________
(Only signature of: President, Vice-President, Chairperson and Vice-Chairperson)

Edward Cherney, President
(Type or Print Name) (Type or Print Title)

[redacted]

GOLD SEAL APPEARS ONLY ON ORIGINAL